Exhibit 10.50

FREEPORT-McMoRan COPPER & GOLD INC.

NONQUALIFIED STOCK OPTIONS
GRANT AGREEMENT
UNDER THE
______ STOCK INCENTIVE PLAN

1.(a)    Pursuant to the Freeport-McMoRan Copper & Gold Inc. ______ Stock Incentive Plan (the “Plan”), _________________ (the “Optionee”) is hereby granted effective _______________, ______, in consideration of future services, Options to purchase from the Company, on the terms and conditions set forth in this Agreement and in the Plan, _______ shares of the Common Stock of the Company at a purchase price of $_______ per share.

(b)Defined terms not otherwise defined in Section 12 of this Agreement shall have the meanings set forth in Section 2 of the Plan.

(c)The Options granted hereunder are intended to constitute nonqualified stock options and are not intended to constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.(a)    All Options granted hereunder shall terminate on __________, 20___, unless terminated earlier as provided in Section 4 of this Agreement.

(b)Except as otherwise provided herein, the Options granted hereunder shall become exercisable in installments as follows:

Date Exercisable            Number of Shares

(c)The Options granted hereunder may be exercised with respect to all or any part of the Shares comprising each installment as the Optionee may elect at any time after such Options become exercisable until the termination date set forth in Section 2(a) or Section 4, as the case may be.

3.Upon each exercise of the Options granted hereunder, the Optionee shall give written notice to the Company, which shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the aggregate purchase price thereof, in accordance with procedures established by the Committee. Such exercise shall be effective upon receipt by the Company of such notice in good order and payment.

4.(a)    Except as set forth in this Section 4, the Options provided for in this Agreement shall immediately terminate on the date that the Optionee ceases for any reason to be an Eligible Individual.

(b)Unless Section 4(f) applies, if the Optionee ceases to be an Eligible Individual for any reason other than death, Disability, Retirement or termination for Cause, any Option granted hereunder that is then exercisable shall remain exercisable in accordance with the terms of this Agreement within three months after the date of such cessation, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(c)If the Optionee ceases to be an Eligible Individual by reason of the Optionee's Disability or Retirement, any Option granted hereunder that is exercisable on the date of such cessation, as well as any Option granted hereunder that would have become exercisable within one year after the date of such cessation had the Optionee continued to be an Eligible Individual, shall remain exercisable in accordance with the terms of this Agreement within three years after the date of such cessation, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(d)(i)    If the Optionee ceases to be an Eligible Individual as a result of the Optionee's death, any Option granted hereunder that is exercisable on the date of such death, as well as any Option granted hereunder that would have become exercisable within one year after the date of such death had the Optionee continued to be an Eligible Individual, shall remain exercisable by the Optionee's Designated Beneficiary in accordance with the terms of this Agreement until the third anniversary of the date of such death, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).
(ii)If the Optionee dies after having ceased to be an Eligible Individual and any Option granted hereunder is then exercisable in accordance with the provisions of this Section 4, such Option will remain exercisable by the Optionee's Designated Beneficiary in accordance with the terms of this Agreement until the third anniversary of the date the Optionee ceased to be an Eligible Individual, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(e)If the Optionee ceases to be an Eligible Individual by reason of the Optionee's termination for Cause, any Option granted hereunder that is exercisable on the date of such cessation shall terminate immediately.

(f)If there has been a Change in Control of the Company, and within one year following the date of such Change in Control the Optionee ceases to be an Eligible Individual by reason of the Company's termination of the Optionee's employment without Cause or Optionee's termination of employment with Good Reason, then all Options granted hereunder shall immediately become exercisable in their entirety, and shall remain exercisable in accordance with the terms of this Agreement until the termination date specified in Section 2(a).

1.The Options granted hereunder are not transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and shall be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's duly appointed legal representative.

2.If the Optionee is or becomes subject to the terms of the Company's Compensation Recovery Policy (the “Policy”), as such Policy may be amended from time to time, including amendments adopted in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder, then the Options granted hereunder shall also be subject to such Policy. Accordingly, if the Board determines that recovery of compensation under such Policy is due, then the Options granted hereunder shall automatically terminate and be forfeited effective on the date of such determination and all shares of Common Stock acquired by the Optionee pursuant to this Agreement (or other securities into which such shares have been converted or exchanged) shall be returned to the Company or, if no longer held by the Optionee, the Optionee shall pay to the Company, without interest, all cash, securities or other assets received by the Optionee upon the sale or transfer of such stock or securities.

3.All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, 333 North Central Avenue, Phoenix, Arizona 85004, addressed to the attention of the Secretary; and, if to the Optionee, shall be delivered personally, mailed or delivered via e-mail to the Optionee at the address on file with the Company. Such addresses may be changed at any time by notice from one party to the other.

4.The terms of this Agreement shall bind and inure to the benefit of the Optionee, the Company and the successors and assigns of the Company (and the term “Company” shall include any such successors and assigns) and, to the extent provided in the Plan and in this Agreement, the Designated Beneficiaries and the legal representatives of the Optionee.

5.This Agreement is subject to the provisions of the Plan. The Plan may at any time be amended by the Board, except that any such amendment of the Plan that would materially impair the rights of the Optionee hereunder may not be made without the Optionee's consent. The Committee may amend, modify or terminate this Agreement and any of the Options granted hereunder at any time prior to exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, to change the date or dates as of which the Options granted hereunder become exercisable. Notwithstanding the foregoing, no such amendment, modification or termination may materially impair the rights of the Optionee hereunder without the Optionee's consent. Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Optionee.

6.The Optionee is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the exercise of any Option granted hereunder, in accordance with procedures established by the Committee, as a condition to receiving any securities resulting from the exercise of any such Option.

7.Nothing in this Agreement shall confer upon Optionee any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate Optionee's employment relationship with the Company or any of its Subsidiaries at any time.

8.As used in this Agreement, the following terms shall have the meanings set forth below.

(a)“Cause” shall mean any of the following: (i) the commission by the Optionee of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Optionee in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Optionee of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Optionee to carry out a directive of his superior, employer or principal, or (v) the breach of the Optionee of the terms of his engagement.

(b)Change in Control.

(i)For purposes of this Agreement, “Change in Control” means (capitalized terms not otherwise defined will have the meanings ascribed to them in paragraph (ii) below):

(A)the acquisition by any Person together with all Affiliates of such Person, of Beneficial Ownership of the Threshold Percentage or more; provided, however, that for purposes of this Section 12(b)(i)(A), the following will not constitute a Change in Control:

(1)any acquisition (other than a “Business Combination,” as defined below, that constitutes a Change in Control under Section 12(b)(i)(C) hereof) of Common Stock directly from the Company,

(2)any acquisition of Common Stock by the Company or its subsidiaries,

(3)any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, or

(4)any acquisition of Common Stock pursuant to a Business Combination that does not constitute a Change in Control under Section 12(b)(i)(C) hereof; or

(B)individuals who as of the effective date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(C)the consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination:

(1)the individuals and entities who were the Beneficial Owners of the Company Voting Stock immediately prior to such Business Combination have direct or indirect Beneficial Ownership of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Company, and

(2)no Person together with all Affiliates of such Person (excluding the Company and any employee benefit plan or related trust of the Company or any subsidiary of the Company) Beneficially Owns 30% or more of the then outstanding shares of common stock of the Company or 30% or more of the combined voting power of the then outstanding voting securities of the Company, and

(3)at least a majority of the members of the board of directors of the Company were members of the Incumbent Board at the time of the execution of the initial agreement, and of the action of the Board, providing for such Business Combination; or

(D)approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(ii)As used in this Section 12(b), the following terms have the meanings indicated:

(A)Affiliate: “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another specified Person.

(B)Beneficial Owner: “Beneficial Owner” (and variants thereof), with respect to a security, means a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (1) the power to vote, or direct the voting of, the security, and/or (2) the power to dispose of, or to direct the disposition of, the security.

(C)Company Voting Stock: “Company Voting Stock” means any capital stock of the Company that is then entitled to vote for the election of directors.

(D)Majority Shares: “Majority Shares” means the number of shares of Company Voting Stock that could elect a majority of the directors of the Company if all directors were to be elected at a single meeting.

(E)Person: “Person” means a natural person or entity, and will also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including without limitation a partnership, limited partnership, joint venture or other joint undertaking) for the purpose of acquiring, holding, or disposing of a security, except that

“Person” will not include an underwriter temporarily holding a security pursuant to an offering of the security.

(F)Threshold Percentage: “Threshold Percentage” means 30% of all then outstanding Common Stock.

(c) “Disability” shall mean long-term disability, as defined in the Company's long-term disability plan.

(d)“Good Reason” shall mean either of the following (without Optionee's express written consent): (i) a material diminution in Optionee's base salary as of the day immediately preceding the Change in Control or (ii) the Company's requiring Optionee to be based at any office or location more than 50 miles from Optionee's principal office or location as of the day immediately preceding the Change in Control. Notwithstanding the foregoing, Optionee shall not have the right to terminate Optionee's employment hereunder for Good Reason unless (1) within 30 days of the initial existence of the condition or conditions giving rise to such right Optionee provides written notice to the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, Optionee must terminate Optionee's employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period. The foregoing to the contrary notwithstanding, if at any time the Optionee is subject to an effective employment or change in control agreement with the Company or an Affiliate (as defined in Section 12(b)), then, in lieu of the foregoing definition, “Good Reason” shall at that time have such meaning as may be specified in such other agreement.

(e)“Retirement” shall mean early, normal or deferred retirement of the Optionee under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Optionee that is deemed by the Committee to constitute a retirement.

9.The Company may, in its sole discretion, deliver any documents related to the Optionee's current or future participation in the Plan by electronic means or request your consent to participate in the Plan by electronic means. By accepting the terms of this Agreement, the Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Optionee must expressly accept the terms and conditions of this Agreement by electronically accepting this Agreement in a timely manner. If the Optionee does not accept the terms of this Agreement, the Options are subject to cancellation.
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By clicking the “Accept” button, the Optionee represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety and fully understands all provisions of this Agreement. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Corporate Personnel Committee of the Company's Board of Directors upon any questions arising under the Plan or this Agreement.

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